Registration No. 33-38761



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or              Identification No.)
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

                 SPRINT RETIREMENT SAVINGS PLAN
                  FOR BARGAINING UNIT EMPLOYEES
                    (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326
                    ________________________

                        EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 is being filed with respect to an aggregate of 425,513 shares of Sprint Corporation FON Common Stock - Series 1, par value $2.00 per share ("FON Stock"), and 212,756 shares of Sprint Corporation PCS Common Stock - Series 1, par value $1.00 per share ("PCS Stock"), issuable under the Sprint Retirement Savings Plan for Bargaining Unit Employees.

      This Registration Statement as originally filed related to the offering of 500,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the Sprint Retirement Savings Plan for Bargaining Unit Employees (formerly called the United System Savings Plan). 74,487 of such shares have been issued by Sprint, leaving 425,513 shares. On November 23, 1998, following approval by Sprint's shareholders, Sprint's Articles of Incorporation were restated to reclassify each share of Sprint Common Stock into one share of FON Stock and one-half of a share of PCS Stock. Accordingly, the purpose of this Post-Effective Amendment No. 1 is to reflect the reclassification of the remaining 425,513 shares  of  Sprint Common Stock into the 425,513  shares  of  FON
Stock and the 212,756 shares of PCS Stock now covered by the Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

       The   following  documents  filed  by  Sprint  Corporation
("Sprint") with the Securities and Exchange Commission (File  No.
1-4721) are incorporated in this Registration Statement by reference:

     --    Sprint's Annual Report on Form 10-K for the year ended
           December 31, 1997.

     -- Sprint's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     --    Sprint's Current Reports on Form 8-K dated May 26, 1998,
           June 29, 1998, October 28, 1998, November 2, 1998 and November 12, 1998.

     -- Sprint's Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173.

     --    Description of FON Common Stock contained in  Sprint's
           Registration Statement on Form 8-A relating to Sprint's FON Common Stock, filed November 2, 1998.

     -- Description of FON Group Rights contained in Amendment No. 2 to Sprint's Registration Statement on Form 8-A relating to Sprint's FON Group Rights, filed November 25, 1998.

     --    Description of PCS Common Stock contained in  Sprint's
           Registration Statement on Form 8-A relating to Sprint's PCS Common Stock, filed November 2, 1998.

     -- Description of PCS Group Rights contained in Amendment No. 1 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998.


      All  documents  subsequently filed by  Sprint  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents. Sprint expressly excludes from such incorporation the Report of the Compensation Committee, the Performance Graph and any Report on Repricing of Options/SARs contained in any proxy statement filed by

Sprint pursuant to Section 14 of the Securities Exchange Act of 1934 subsequent to the date of filing of this Amendment to the Registration Statement and prior to the termination of the offering of the securities covered by this Registration Statement.


Item 4.   Description of Securities

     See Incorporation of Documents by Reference.

Item 5.   Interests of Named Experts and Counsel

      The validity of the authorized and unissued shares of FON Common Stock and PCS Common Stock to be issued to the Trustee for the Sprint Retirement Savings Plan for Bargaining Unit Employees was passed upon by Don A. Jensen, Esq., Vice President and Secretary of Sprint.

Item 6.   Indemnification of Directors and Officers

      Consistent with Section 17-6305 of the Kansas Statutes Annotated, Article IV, Section 10 of the Bylaws of Sprint provides that Sprint will indemnify directors and officers of the corporation against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     Under Section 10, Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Sprint, or who is or was serving at the request of Sprint as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not Sprint would have the power to indemnify such persons against such liability. Sprint carries standard directors and officers liability coverage for its directors and officers. Subject to certain limitations and exclusions, the policies reimburse Sprint for liabilities indemnified under
Section 10 and indemnify directors and officers of Sprint against additional liabilities not indemnified under Section 10.

      Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer or agent of Sprint.

Item 8.     Exhibits.

Exhibit
Number    Exhibits

 4A.      The  rights  of  Sprint's equity  security  holders  are
          defined   in  Article  Fifth,  Article  Sixth,  Article
          Seventh   and   Article  Eighth  of  the  Articles   of
          Incorporation of Sprint Corporation. The Articles are filed as Exhibit 4A to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form
          S-3   (No.   33-58488)  and  incorporated   herein   by
          reference.

 4B. Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a. (filed as Exhibit
          4.1   to   Amendment  No.  1  to  Sprint  Corporation's
          Registration Statement on Form 8-A relating to Sprint's
          PCS   Group  Rights,  filed  November  25,  1998,   and
          incorporated herein by reference).

 4C. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 13 of the Bylaws. The Bylaws are filed as Exhibit 4C to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference.

 4D.      Tracking Stock Policies of Sprint Corporation (filed  as
          Exhibit 4D to Post-Effective Amendment No. 2 to  Sprint
          Corporation's Registration Statement on Form  S-3  (No.
          33-58488) and incorporated herein by reference).

 4E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom S.A. and Duetsche Telekom AG (filed as
          Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference).

 5.       Opinion and consent of Don A. Jensen, Esq.

 23-A.    Consent of Ernst & Young LLP.

 23-B.    Consent of Deloitte & Touche LLP.

 23-C. Consent of Don A. Jensen, Esq. is contained in his opinion filed as Exhibit 5.

 24.      Power of Attorney.*

 *Previously filed.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 3rd day of December, 1998.

                              SPRINT CORPORATION

                              By /s/ Don A. Jensen
                                 (Don A. Jensen, Vice President)


      Pursuant to the requirements of the Securities Act of 1933, this  Amendment to the Registration Statement has been signed  by
the   following  persons  in  the  capacities  and  on  the  date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
W. T. ESREY*            Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                                                    )
                        Executive Vice President    )
                        - Chief Financial Officer   )
/s/ A. B. Krause        (Principal Financial        )
(A. B. Krause)          Officer)                    )
                                                    )
                                                    )
                        Senior Vice President and   ) December 3, 1998
                        Controller                  )
/s/ J. P. Meyer         (Principal Accounting       )
(J. P. Meyer)           Officer)                    )
                                                    )
                        Director                    )
(DuBose Ausley)                                     )
                                                    )
W. L. BATTS*            Director                    )
                                                    )
                                                    )
                        Director                    )
(Michel Bon)                                        )
                                                    )
                        Director                    )
(I. O. Hockaday, Jr.)                               )
                                                    )
HAROLD S. HOOK*         Director                    )

/s/ Ronald t. LeMay     Director                   )
(R. T. LeMay)                                      )
                                                   )
                        Director                   )
(L. K. Lorimer)                                    )
                                                   )  December 3, 1998
C. E. RICE*             Director                   )
                                                   )
                                                   )
                        Director                   )
(Ron Sommer)                                       )
                                                   )
STEWART TURLEY*         Director                   )
                                                   )




/s/ A. B. Krause
* (Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-38761)

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 3rd day of December, 1998.

                              SPRINT RETIREMENT SAVINGS PLAN
                              FOR BARGAINING UNIT EMPLOYEES



                              By: /s/ B. Watson
                                        I. B. Watson
                                 Savings Plan Committee Member

                          EXHIBIT INDEX

Exhibit
Number    Exhibits

 4A.      The  rights  of  Sprint's equity  security  holders  are
          defined   in  Article  Fifth,  Article  Sixth,  Article
          Seventh   and   Article  Eighth  of  the  Articles   of
          Incorporation of Sprint Corporation. The Articles are filed as Exhibit 4A to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form
          S-3   (No.   33-58488)  and  incorporated   herein   by
          reference.

 4B. Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a. (filed as Exhibit
          4.1   to   Amendment  No.  1  to  Sprint  Corporation's
          Registration Statement on Form 8-A relating to Sprint's
          PCS   Group  Rights,  filed  November  25,  1998,   and
          incorporated herein by reference).

 4C. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 13 of the Bylaws. The Bylaws are filed as Exhibit 4C to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference.

 4D.      Tracking Stock Policies of Sprint Corporation (filed  as
          Exhibit 4D to Post-Effective Amendment No. 2 to  Sprint
          Corporation's Registration Statement on Form  S-3  (No.
          33-58488) and incorporated herein by reference).

 4E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom S.A. and Duetsche Telekom AG (filed as
          Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference).

 5.       Opinion and consent of Don A. Jensen, Esq.

 23-A.    Consent of Ernst & Young LLP.

 23-B.    Consent of Deloitte & Touche LLP.

 23-C. Consent of Don A. Jensen, Esq. is contained in his opinion filed as Exhibit 5.

 24.      Power of Attorney.*

*Previously filed.